UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2012
Date of Report (Date of earliest event reported)

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 100, Seattle, WA	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 15, 2012, we entered into an agreement to issue a note to an investor for $340,000, and we issued such note.  We received $300,000 for the note which carried $30,000 of original issue discount and $10,000 in legal fees.  The note is due on October 15, 2013 and carries an interest rate of 8%.  There are seven installment payments due on the note beginning on the seventh month after its issuance of the note and each month thereafter until maturity.

The lender has the right, at any time after issuance, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into fully paid and non-assessable shares of our common stock at $0.12 per share.  If we issue shares (or reduce the conversion or exercise price for outstanding debt or warrants) for less than $0.12, then the conversion price for the note shall be reduced to that new issuance price.  If the holder of the note converts the full amount of the note (excluding any interest that becomes due thereon), it shall receive 2,833,333 shares of our common stock.

Provided that there is sufficient volume in the trading of our common stock and other criteria are met, we may elect to make any payment due on an installment date in shares of common stock.  If we elect to make a payment in shares of common stock, the number of shares that we issue will be equal to the amount to be converted divided by the lesser of the conversion price or 70% of the average of the three lowest closing bid prices of the shares of common stock during the prior twenty consecutive trading days. If we elect to pay the full amount of the note in common shares (excluding any interest that becomes due thereon), the holder shall receive at a minimum 2,833,333 shares of our common stock, but this amount could be substantially higher. Unless otherwise agreed in writing by both parties, at no time will the holder convert any amount of the debenture into common stock that would result in the holder owning more than 4.99% of the common stock outstanding.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02                   Unregistered Sale of Equity Securities

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

The debenture was issued to an investor relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act.

Item 9.01	(d)Exhibits.

Exhibit	Exhibit Description

10.1	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: October 24, 2012	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO